                                      FORM T - 1

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               ------------------------

                          STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) _________

                               ------------------------


                               AMSOUTH BANK OF ALABAMA
                 (Exact name of trustee as specified in its charter)

             ALABAMA                                63-0073530
    (State of incorporation if                     (I.R.S. Employer
     not a U.S. national bank)                      Identification Number)


 1900 FIFTH AVENUE NORTH                                    35203
 BIRMINGHAM, ALABAMA                                       (Zip Code)
(Address of principal executive offices)


                                   STEPHEN A. YODER
                               AMSOUTH BANK OF ALABAMA
                                    LAW DEPARTMENT
                                   P.O. BOX  11007
                              BIRMINGHAM, ALABAMA  35288
                                    (205) 326-5319
              (name, address and telephone number of agent for service)

                               ------------------------

                          PARACELSUS HEALTHCARE CORPORATION
                 (Exact name of obligor as specified in its charter)

          CALIFORNIA                                   95-3565943
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification Number)

 155 NORTH LAKE AVENUE, SUITE 1100
 PASADENA, CALIFORNIA                                       91101
 (Address of principal executive offices)                  (Zip code)

                               ------------------------

                          SENIOR SUBORDINATED NOTES DUE 2006
                         (Title of the indenture securities)

 ITEM 1.  GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE -

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


          State of Alabama, Superintendent of Banks, Montgomery, Alabama 36130 Federal Reserve Bank, Atlanta Georgia 30303
          Federal Deposit Insurance Corporation, Washington, D.C.  20429

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.

 ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          None.

 ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

          Not applicable.

 ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

          Not applicable.

 ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          Not applicable.

 ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Not applicable.

 ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

          Not applicable

 ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

 ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

 ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN

          AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          Not applicable.

 ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OF MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          Not applicable.

 ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Not applicable.

 ITEM 13. DEFAULTS BY THE OBLIGOR.

          Not applicable.

          (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          There is not and has not been any such default.

          (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          Not applicable.

 ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

          Not applicable.

 ITEM 15. FOREIGN TRUSTEE.

          Not applicable.

 ITEM 16. LIST OF EXHIBITS.

          THE ADDITIONAL EXHIBITS LISTED BELOW ARE FILED HEREWITH: EXHIBITS, IF ANY, IDENTIFIED IN PARENTHESES ARE ON FILE WITH THE COMMISSION AND ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND RULE 24 OF THE COMMISSION'S RULES OF PRACTICE.

    1. A copy of the articles of incorporation of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 33-89756).

    2. A copy of the certificate of authority of the trustee to commence business and to exercise trust powers. (Exhibit 2 to Form T-1, Registration No. 33-89756).

    3.    Contained in Exhibit 2 to Form T-1, Registration
          No. 33-89756.

    4. A copy of the existing bylaws of the trustee (Exhibit 3 to Form T-1, Registration No. 33-89756).

    5.    Not applicable.

    6. The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939, as amended.

    7. A copy of the latest report of condition of the trustee as of the close of business on June 30, 1996, published pursuant to the requirements of its supervising or examining authority

    8.    Not applicable.

    9.    Not applicable.

                                      SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, AmSouth Bank of Alabama, a corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 12th day of August, 1996.

                                        AMSOUTH BANK OF ALABAMA


                                        BY    /s/ David E. White
                                            ---------------------------------
                                              David E. White
                                              SENIOR VICE PRESIDENT
                                              AND CORPORATE TRUST OFFICER

                                      EXHIBIT 6

                                  CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Senior Subordinated Notes by Paracelsus Healthcare Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

     Dated August 12, 1996.


                                        AMSOUTH BANK OF ALABAMA

                                        BY    /s/ David E. White
                                            --------------------------------
                                              David E. White
                                              SENIOR VICE PRESIDENT
                                              AND CORPORATE TRUST OFFICER

AMSOUTH BANK OF ALABAMA      Call Date:     06/30/96       State #:  01-0320   FFIEC 031
P O BOX 11007                Vendor ID:     D              Cert #:   02782     Page RC-1
BIRMINGHAM: AL 35388         Transit #:     62000019
Transmitted to EDS as 0008853 on 07/31/96 at 00:04:37 CST                           11

 CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
 AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

    SCHEDULE RC - BALANCE SHEET
                                                                                                                     C400
                                                                                   Dollar Amount in Thousands
- -------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                       RCFD
    a. Noninterest-bearing balances and currency and coin (1)                                      0081       413,854    1.a
                                                             ------------------------------------           ---------
    b. Interest-bearing balances (2)                                                               0071             0    1.b
                                    -------------------------------------------------------------           ---------
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)                                  1754     1,166,705    2.a
                                                                 --------------------------------           ---------
    b. Available-for-sale securities (from Schedule RC-B, column D)                                1773     1,101,083    2.b
                                                                   ------------------------------           ---------
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds sold                                                                          0275       187,675    3.a
                         ------------------------------------------------------------------------           ---------
    b. Securities purchased under agreements to resell                                             0277        17,800    3.b
                                                      -------------------------------------------           ---------
4.  Loans and lease financing receivables:                                 RCFD
    a. Loans and leases, net of unearned income (from Schedule RC-C)       2122      6,566,142                           4.a
                                                                    -----            ---------
    b. LESS: Allowance for loan and lease losses                           3123         90,201                           4.b
                                                -------------------------            ---------
    c. LESS: Allocated transfer risk reserve                               3128              0                           4.c
                                            ------------------------------           ---------
    d. Loans and leases, net of unearned income,                                                   RCFD
       allowance, and reserve (item 4.a minus 4.b and 4.c)                                         2125     6,475,941    4.d
                                                          ---------------------------------------           ---------
5.  Trading assets (from Schedule RC-D)                                                            3545         3,600    5.
                                       ----------------------------------------------------------           ---------
6.  Premises and fixed assets (including capitalized leases)                                       2145       170,658    6.
                                                            -------------------------------------           ---------
7.  Other real estate owned (from Schedule RC-M)                                                   2150        11,435    7.
                                                -------------------------------------------------           ---------
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)       2130        13,184    8.
                                                                                            -----           ---------
9.  Customers' liability to this bank on acceptances outstanding                                   2155         3,346    9.
                                                                ---------------------------------           ---------
10. Intangible assets (from Schedule RC-M)                                                         2143        18,706    10.
                                          -------------------------------------------------------           ---------
11. Other assets (from Schedule RC-F)                                                              2160       123,024    11.
                                     ------------------------------------------------------------           ---------
12. Total assets (sum of items 1 through 11)                                                       2170     9,707,026    12.
                                            -----------------------------------------------------           ---------

(1)Includes cash items in process of collection and unposted debits.
(2)Includes time certificates of deposit not held for trading.

                                                                                                                         C400
AMSOUTH BANK OF ALABAMA      Call Date:     06/30/96       State #:  01-0320   FFIEC 031
P O BOX 11007                Vendor ID:     D              Cert #:   02782     Page RC-2
BIRMINGHAM: AL 35388         Transit #:     62000019
Transmitted to EDS as 0008853 on 07/31/96 at 00:04:37 CST                           12




    SCHEDULE RC - CONTINUED
                                                                                   Dollar Amount in Thousands
- -------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E.                   RCON
       part I)                                                                                     2200     5,752,864    13.a
              -----------------------------------------------------------------------------------          ----------
                                                                           RCON
       (1) Noninterest-bearing (1)                                         6631      1,283,163                           13.a. 1
                                  ----------------------------------------           ---------
       (2) Interest-bearing                                                5636      5,469,701                           13.a.2
                           -----------------------------------------------           ---------
    b. In foreign offices, Edge and Agreement subsidaries, and IBFs (from Schedule RC-E.           RCFN
       part II)                                                                                    2200        10,813    13.b
               ----------------------------------------------------------------------------------          ----------
                                                                           RCFN
    (1)Noninterest-bearing                                                 5631              0                           13.b 1
                          ------------------------------------------------           ---------
    (2)Interest-bearing                                                    5636         10,813                           13.b2
                       ---------------------------------------------------           ---------
14. Federal funds purchased and securities sold under agreements to repurchase in domestic
    offices of the bank and of Edge and Agreement subsidiaries, and in IBFs:                       RCFD
    a. Federal funds purchased                                                                     0278     1,050,111    14.a
                              -------------------------------------------------------------------          ----------
    b. Securities sold under agreements to repurchase                                              0279       524,645    14.b
                                                     --------------------------------------------          ----------
                                                                                                   RCON
15. a. Demand notes issued to the U.S. Treasury                                                    2840       310,196    15.a
                                               --------------------------------------------------          ----------
                                                                                                   RCFD
    b. Trading liabilities (from Schedule RC-D)                                                    3548            13    15.b
                                               --------------------------------------------------          ----------
16. Other borrowed money:
    a. With a remaining maturity of one year or less                                               2332         6,576    16.a
                                                    ---------------------------------------------          ----------
    b. With a remaining maturity of more than one year                                             2333       104,102    16.b
                                                      -------------------------------------------          ----------
17. Mortgage indebtedness and obligations under capitalized leases                                 2910             0    17.
                                                                  -------------------------------          ----------
18. Bank's liability on acceptances executed and outstanding                                       2920         3,305    18.
                                                            -------------------------------------          ----------
19. Subordinated notes and debentures                                                              3200             0    19.
                                     ------------------------------------------------------------          ----------
20. Other liabilities (from Schedule RC-G)                                                         2930       112,864    20.
                                          -------------------------------------------------------          ----------
21. Total liabilities (sum of items 13 through 20)                                                 2948     8,875,489    21.
                                                  -----------------------------------------------          ----------

22. Limited-life preferred stock and related surplus                                               3282             0    22.
                                                    ---------------------------------------------          ----------
 EQUITY CAPITAL                                                                                    RCFD
23. Perpetual preferred stock and related surplus                                                  3838             0    23.
                                                 ------------------------------------------------          ----------
24. Common stock                                                                                   3230        16,050    24.
                ---------------------------------------------------------------------------------          ----------
25. Surplus (exclude all surplus related to preferred stock)                                       3839       272,044    25.
                                                            -------------------------------------          ----------
26. a. Undivided profits and capital reserves                                                      3632       539,879    26.a
                                             ----------------------------------------------------          ----------
    b. Net unrealized holding gains (losses) on available-for-sale securities                      3434         3,554    26.b
                                                                             --------------------          ----------
27. Cumulative foreign currency translation adjustments                                            3264             0    27.
                                                       ------------------------------------------          ----------
28. Total equity capital (sum of items 23 through 27)                                              3210       831,537    28.
                                                     --------------------------------------------          ----------
29. Total liabilities, limited-life preferred stock, and equity capital
    (sum of items 21,22, and 23)                                                                   3300    9,707,0206    29.
                                -----------------------------------------------------------------          ----------


MEMORANDUM
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external       RCFD
    auditors as of any date during 1995                                                            6724           N/A    M.1
                                       ----------------------------------------------------------

 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.